Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LifeStance Health Group, Inc. of our report dated May 12, 2021, relating to the financial statements of LifeStance Health Group, Inc., which appears in LifeStance Health Group, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-256202).

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

June 14, 2021